Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

YSX Tech Co., Ltd

We hereby consent to the incorporation of our report dated August 9, 2024, in this Registration Statement (333-280312) on Form F-1 Amendment No. 3, relating to the consolidated financial statements of YSX Tech Co., Ltd.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

November 14, 2024